Exhibit 4.1

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 19, 2013 (this “Supplemental Indenture”), among US Foods, Inc. (formerly known as U.S. Foodservices, Inc., the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to an Indenture, dated as of May 11, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance by the Company of an unlimited aggregate principal amount of its 8.5% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Company initially issued, on May 11, 2011, $400.0 million aggregate principal amount of Notes pursuant to the Indenture;

WHEREAS, the Company issued, on December 6, 2012, $400.0 million aggregate principal amount of Notes as Initial Additional Notes pursuant to the Indenture as supplemented by the First Supplemental Indenture thereto, dated as of December 6, 2012;

WHEREAS, the Company issued, on December 27, 2012, $175.0 million aggregate principal amount of Notes as Initial Additional Notes pursuant to the Indenture as supplemented by the Second Supplemental Indenture thereto, dated as of December 27, 2012;

WHEREAS, the Company issued, on January 16, 2013, $375.0 million aggregate principal amount of Notes as Initial Additional Notes pursuant to the Indenture as supplemented by the Third Supplemental Indenture thereto, dated as of January 16, 2013;

WHEREAS, Section 902 of the Indenture provides that the Company, the Trustee and (if applicable) each Subsidiary Guarantor may amend or supplement the Indenture or the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes;

WHEREAS, consistent with the practice of The Depository Trust Company (“DTC”), DTC has authorized direct participants in DTC set forth in the position listing of DTC as of December 19, 2013 to approve this Supplemental Indenture as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee;

WHEREAS, the Company has solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated December 10, 2013 (the “Consent Solicitation Statement”), from Holders representing at least a majority in aggregate principal amount of the Outstanding Notes (calculated as provided in the Indenture) to direct the Trustee to execute and deliver the amendments contemplated hereby, and such Holders are willing to direct the Trustee to execute and deliver this Supplemental Indenture;

WHEREAS, it is provided in the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

WHEREAS, the Company and each Subsidiary Guarantor desires to execute this Supplemental Indenture implementing the amendments to the Indenture contemplated hereby, and the Company has requested the Trustee to execute this Supplemental Indenture pursuant to Section 903 of the Indenture; and

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined. Capitalized terms used herein that are not otherwise defined herein have the meanings set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendments. Section 101 of the Indenture is amended as follows:

(a) The definition of “Change of Control” in Section 101 of the Indenture is hereby amended to include the following sentence at the end of clause (ii) thereof:

Notwithstanding anything to the contrary contained herein, the acquisition (the “Sysco Acquisition”) by Sysco Corporation or any of its Subsidiaries, directly or indirectly, of all of the outstanding equity interests of the Company by means of one or more mergers pursuant to that certain Agreement and Plan of Merger, dated as of December 8, 2013, between Sysco Corporation, USF Holding Corp., Scorpion Corporation I, Inc. and Scorpion Company II, LLC, as the same may be amended, restated, modified, or supplemented from time to time (the “Sysco Acquisition Agreement”), shall not constitute a “Change of Control” under this Indenture.

(b) The first sentence of the definition of “Parent” in Section 101 of the Indenture is hereby amended to include the following clause at the end thereof:

; provided that, notwithstanding anything to the contrary contained herein, if the Sysco Acquisition is consummated in accordance with the Sysco Acquisition Agreement, “Parent” shall thereafter also mean Sysco Corporation and any of its Subsidiaries of which the Company is a Subsidiary.

(c) The definition of “Permitted Holder” in Section 101 of the Indenture is hereby amended to include the following sentence at the end thereof:

Notwithstanding anything to the contrary contained herein, if the Sysco Acquisition is consummated in accordance with the Sysco Acquisition Agreement, Sysco Corporation and each of its Subsidiaries shall thereafter constitute Permitted Holders.

3. Effective Date. This Supplemental Indenture shall become effective on the date hereof.

4. Reversal. If Requisite Consents (as defined in the Consent Solicitation Statement) are obtained and this Supplemental Indenture is executed but either (i) the Sysco Acquisition Agreement is terminated in accordance with its terms (the “Termination”) or (ii) the Sysco Acquisition is not consummated by September 8, 2015 (the “Outside Date”), the definitions of “Change of Control,” “Parent” and “Permitted Holder” in the Indenture shall revert to the forms in effect immediately prior to the execution of this Supplemental Indenture, with such reversion being retroactive to the date of this Supplemental Indenture, and the amendments contemplated by Section 2 hereof shall be deemed to have never been in effect. The Company shall promptly notify the Trustee in writing if (i) a Termination occurs or (ii) the Sysco Acquisition is not consummated by the Outside Date.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

US FOODS, INC.

By:	/s/ Fareed Khan
Name:	Fareed Khan
Title:	Chief Financial Officer and Treasurer

E&H HOLDINGS, LLC, as Subsidiary Guarantor

By:	/s/ Fareed Khan
Name:	Fareed Khan
Title:	Chief Financial Officer and Treasurer

GREAT NORTH IMPORTS, LLC, as Subsidiary Guarantor

By:	/s/ Fareed Khan
Name:	Fareed Khan
Title:	Chief Financial Officer and Treasurer

TRANS-PORTE, INC., as Subsidiary Guarantor

By:	/s/ Fareed Khan
Name:	Fareed Khan
Title:	Chief Financial Officer and Treasurer

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC, as Subsidiary Guarantor

By:	/s/ Fareed Khan
Name:	Fareed Khan
Title:	Chief Financial Officer and Treasurer

[Signature Page to Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]